Exhibit 99.1
BUSINESS OBJECTS REPORTS Q2 FISCAL 2007 RESULTS
Total Revenues Up 23 Percent
License Revenues Up 21 Percent
Operating Margin Up Over 400 Basis Points
PARIS and SAN JOSE, Calif. — July 25, 2007 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the second quarter of fiscal 2007.
Total revenues for the second quarter of fiscal 2007 were $363 million, up 23 percent year-over-year. License revenues were $149 million, up 21 percent year-over-year. Services revenues, including product maintenance, consulting and training, were $214 million, up 25 percent year-over-year.
US GAAP diluted earnings per share for the second quarter of fiscal 2007 were $0.22, up 175 percent year-over-year, as compared to $0.08 per share for the second quarter of fiscal 2006. Non-GAAP diluted earnings per share for the second quarter of fiscal 2007 were $0.48, up 55 percent year-over-year, as compared to $0.31 per share for the second quarter of fiscal 2006.
Business Objects completed the acquisition of Cartesis S.A. on June 1, 2007, and its operations for the month of June were consolidated into the company’s financial results. For the second quarter of fiscal 2007, Cartesis contributed $13 million to total revenues, consisting of $6 million in license revenues and $7 million in services revenues, and approximately $0.01 to non-GAAP earnings per share. The company also recorded a restructuring charge of $5 million in the second quarter of fiscal 2007 primarily associated with the acquisition of Cartesis.
“We delivered significant increases in operating margin and very balanced performance this quarter, with double-digit revenue growth in all geographies and all product lines,” stated John Schwarz, chief executive officer of Business Objects. “In addition, we continued to extend our leadership position and change the game with the strategic acquisitions of Cartesis and Inxight, adding key products and technologies for enterprise performance management and the understanding of unstructured data.”
All figures referred to herein are stated in US dollars unless otherwise indicated. On a constant currencies basis for the second quarter of fiscal 2007, total revenues were up 19 percent year-over-year, license revenues were up 17 percent year-over-year, and services revenues were up 20 percent year-over-year. The non-GAAP results for the second quarter of fiscal 2007, as defined below in the section “Use of Non-GAAP Financial Measures,” differ from results measured under US GAAP as they exclude amortization of intangible assets, write-off of in-process R&D, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. A reconciliation of US GAAP to non-GAAP results is included at the end of this press release.
Q2 Fiscal 2007 Highlights
Double-Digit Revenue Growth in All Geographies
•	Total revenues in the Americas for the second quarter of fiscal 2007 were $189 million, up 13 percent year-over-year. The Americas closed three transactions over $1 million in license revenues in the second quarter.
•	Total revenues in Europe, Middle-East and Africa (or EMEA) for the second quarter of fiscal 2007 were $147 million, up 38 percent year-over-year (up 29 percent in constant currencies). EMEA closed two transactions over $1 million in license revenues in the second quarter. The majority of the revenues from Cartesis were generated and recorded in EMEA.
•	Total revenues in Asia-Pacific and Japan (or APJ) for the second quarter of fiscal 2007 were $27 million, up 37 percent year-over-year. APJ closed one transaction over $1 million in license revenues in the second quarter.
•	During the quarter, the company added over 1,200 new customers worldwide.
Double-Digit License Growth Driven By All Product Lines
•	License growth was driven in part by strong adoption of Enterprise Performance Management (EPM) solutions, as the company continued to gain traction selling solutions to the CFO and other line-of-business users. The acquisition of Cartesis also contributed to EPM growth in the second quarter.
•	License growth was also driven by strong performance in Information Discovery and Delivery (IDD) and Enterprise Information Management (EIM), as customers look to standardize on one Business Intelligence (BI) vendor and expand their BI investments to include additional seats and new functionalities.
•	Over the second half of fiscal 2007, the company expects to capitalize on cross-selling opportunities with both Cartesis and Inxight by leveraging its global direct sales organization and channel partners.
•	Continued innovation and new product introductions—including the recently released BusinessObjects Productivity Suite, EPM Performance Suite, BusinessObjects Crystal Decisions (BOCD) Professional Edition, and Information OnDemand (Software-as-a-Service or SaaS)—are also expected to drive growth over the remainder of 2007 and beyond.
Continued Strength in Maintenance and Consulting Drive Services Revenues
•	Maintenance revenues for the second quarter of fiscal 2007 were $152 million, up 23 percent year-over-year (up 19 percent in constant currencies). High customer renewal rates, the up-selling of premium support services, and the renewal of maintenance from previously acquired companies all contributed to the strong growth in maintenance revenues.
•	Global services revenues for the second quarter of fiscal 2007 were $62 million, up 29 percent year-over-year (up 26 percent in constant currencies). Global services benefited from continued high demand for consulting services across the BI industry, more consistent performance in Europe and Asia, and the addition of Cartesis for the month of June.
Higher Gross Margin and Operating Efficiencies Produce Higher Profitability
•	Gross margin improved by almost two percentage points on both a US GAAP as well as a non-GAAP basis, based on the strength of product related revenues, including both license and maintenance, and continued improvement in global services gross margins.
•	Income from operations on a US GAAP basis for the second quarter of fiscal 2007 grew by 145 percent to $33 million, or 9 percent of total revenues, as compared to $13 million, or 5 percent of total revenues, for the second quarter of fiscal 2006.
•	Income from operations on a non-GAAP basis for the second quarter of fiscal 2007 grew by 68 percent to $66 million, or 18 percent of total revenues, as compared to $39 million, or 13 percent of total revenues, for the second quarter of fiscal 2006.
Strong Balance Sheet and Cash Flow
•	Total cash, cash equivalents and short-term investments (excluding restricted cash) were $929 million at June 30, 2007, up $417 million from December 31, 2006.
•	Total deferred revenues were $347 million at June 30, 2007, up $53 million from December 31, 2006.
•	Accounts receivable, on a days-sales-outstanding (DSO) basis, were 88 days for the second quarter of fiscal 2007, as compared to 73 days for the second quarter of fiscal 2006. Days-sales-outstanding increased primarily due to the acquisition of Cartesis, with a complete balance sheet but only one month of revenue in our consolidated statements.
•	In May 2007, the company completed a convertible bond offering in Europe, raising a total nominal amount of €450 million, or approximately $600 million. Approximately $455 million of the net proceeds from the offering have now been used for strategic investments, including the repurchase of two million of the company’s shares outstanding in May 2007, the acquisition of Cartesis in June 2007, and the acquisition of Inxight Software in July 2007.
Cartesis Acquisition
On June 1, 2007, the company completed the acquisition of privately-held Cartesis S.A., a leading provider of finance and performance management software. With the addition of the Cartesis financial reporting and consolidation solutions, Business Objects can now provide its customers with a complete set of EPM applications, delivering a comprehensive and powerful suite to the marketplace. The portfolio now includes planning and budgeting, profitability and analytics, financial reporting and consolidation, and governance, risk, and compliance solutions.
Inxight Software Acquisition
On July 3, 2007, the company completed the acquisition of privately-held Inxight Software, Inc., a leading provider of software solutions for unstructured information discovery, including text analytics, federated search, and data visualization. The combination of Business Objects and Inxight Software will provide organizations with a comprehensive BI solution to address all of their data assets. With the combined technology, companies will have streamlined access to both structured information within databases and data warehouses, and unstructured information such as emails, documents, notes fields, and web content that is estimated to comprise more than 80 percent of all organizational data.
Business Outlook
“The $600 million raised in our convertible bond offering, combined with our ongoing strong cash flow from operations, gives us the financial strength and flexibility to drive our strategic agenda, such as the recent acquisitions of Cartesis and Inxight, and return value to shareholders through our stock repurchase program,” said Jim Tolonen, chief financial officer of Business Objects. “Looking ahead, we are raising our revenue and non-GAAP EPS guidance for fiscal 2007 to reflect the solid execution in the second quarter as well as the inclusion of Cartesis and Inxight for the remainder of the year. While Cartesis and Inxight are expected to have a positive impact on revenue and on non-GAAP earnings per share for the year, the acquisitions are expected to be dilutive in the third quarter, due in part to the lost deferred maintenance revenue from purchase accounting adjustments, and dilutive to our US GAAP EPS in the second half, primarily due to the amortization of intangible assets and restructuring charges.”
Business Objects offers the following guidance for the fiscal year ending December 31, 2007:
•	Total revenues are expected to range from $1.52 billion to $1.53 billion;
•	US GAAP diluted earnings per share are expected to range from $0.83 to $0.91;
•	Non-GAAP diluted earnings per share are expected to range from $2.02 to $2.10.
US GAAP diluted earnings per share for fiscal 2007 are expected to include approximately $50 million of stock based compensation expense, approximately $66 million of amortization of intangible assets, and approximately $31 million for a non-cash legal reserve and other restructuring costs, which would impact EPS by approximately $1.19 per share, after tax effect.
Included in the above guidance for fiscal 2007, the acquisitions of Cartesis and Inxight are expected to contribute approximately $78 million to $83 million in total revenue for the full year 2007 (after the write-down of deferred revenue due to purchase accounting adjustments of approximately $10 million).
Business Objects offers the following guidance for the third quarter ending September 30, 2007:
•	Total revenues are expected to range from $382 million to $387 million;
•	US GAAP diluted earnings per share are expected to range from $0.16 to $0.20;
•	Non-GAAP diluted earnings per share are expected to range from $0.43 to $0.47.
US GAAP diluted earnings per share for the third quarter of fiscal 2007 are expected to include approximately $14 million of stock based compensation expense and approximately $19 million of amortization of intangible assets, which would impact EPS by approximately $0.27, after tax effect.
The anticipated stock based compensation expense of approximately $14 million for the third quarter and $50 million for fiscal 2007 includes the impact of options assumed in prior acquisitions, as well as prior employee grants and estimated employee grants for the current year. These expected expenses are based on estimates, including future stock price, employee turnover, growth in new employees, grants to current and new employees, stock volatility, and future interest rates.
The outlook for the third quarter and fiscal 2007 assumes a US dollar to euro exchange rate of $1.36 per €1.00, a US dollar to Canadian dollar exchange rate of $0.96 per CDN $1.00, an effective US GAAP tax rate of 43 percent, and an effective non-GAAP tax rate of 33 percent. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being excluded to arrive at the non-GAAP expenses.
The above information concerning our forecast for the third quarter and fiscal 2007 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the second quarter of 2007 on July 25, 2007. The call will begin at 5:00 a.m. PT (8:00 a.m. ET, 1:00 p.m. GMT, 2:00 p.m. CET). The dial-in numbers are +1 (800) 399-7988 for North America and +1 (706) 634-5428 for Europe and Asia, with ID #6247873. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.businessobjects.com/company/investors. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by Euronext™ in France and the Nasdaq Global Select Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions, the accounting for business combinations and the accounting for the convertible bonds that we issued in May, 2007.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2006 on April 6, 2007 under the registration number D.07-0285, which included its consolidated financial statements for the year ended on December 31, 2006, presented in accordance with International Financial Reporting Standards. The Document de Référence 2006 includes the consolidated information that Business Objects published on April 18, 2007 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France.
Use of Non-GAAP Financial Measures

The non-GAAP financial measures such as operating income, net income, and earnings per share information for the second quarter of 2007 included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include the write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning our expected financial performance for the third quarter and full year 2007, our product and business strategies, our identification and integration of acquired companies, the impact of our acquisitions on our product strategies and capabilities and on our business and operating results, our anticipated product innovations and our new product introductions. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; fluctuations in our quarterly and yearly operating results; our ability to timely and successfully integrate acquired companies and products; our ability to estimate and our profitability; our ability to attract and retain customers; our ability to protect our intellectual property rights and to defend litigation and regulatory reviews successfully; our ability to issue new releases of our products, including those obtained through acquired businesses; changes to current accounting policies which may have a significant, adverse impact upon our financial results; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; our ability to preserve our key strategic relationships; our reliance upon selling products only in the Business Intelligence software market; our ability to manage large scale deployments; our ability to succeed in our mid-market strategy and our on-demand strategy, including our new Information OnDemand offering; the impact of our debt service obligations on our operating results and ability to raise additional capital; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q, which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 44,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
The Business Objects logo, BusinessObjects, Crystal Reports, Crystal Decisions, Intelligent Question, and Xcelsius are trademarks or registered trademarks of Business Objects in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

Business Objects Investor Contacts:	Business Objects Public Relations Contacts:

John Ederer	Peter Olson
Vice President of Investor Relations	Senior Manager of Public Relations
+1 (408) 953 6064	+1 (408) 953 6320
john.ederer@businessobjects.com	peter.olson@businessobjects.com

Edouard Lassalle	Philippe Laguerre
Director of Investor Relations EMEA	Director of Public Relations EMEA
+33 (1) 41 25 24 33	+33 (1) 41 25 38 15
edouard.lassalle@businessobjects.com	philippe.laguerre@businessobjects.com

Nina Camera
Senior Manager, U.S. Investor Relations
+1 (408) 953 6138
nina.camera@businessobjects.com

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$922,362	$506,792
Short-term investments	6,676	5,736
Restricted cash	57,892	42,997
Accounts receivable, net	354,174	334,387
Deferred tax assets	16,251	15,189
Prepaid and other current assets	77,663	59,462

Total current assets	1,435,018	964,563
Goodwill	1,503,635	1,266,057
Other intangible assets, net	236,715	128,635
Property and equipment, net	98,634	91,091
Deposits and other assets	27,050	20,897
Long-term restricted cash	37,321	11,131
Long-term deferred tax assets	13,593	12,616

Total assets	$3,351,966	$2,494,990

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,711	$36,070
Accrued payroll and related expenses	114,234	105,967
Income taxes payable	16,560	96,088
Deferred revenues	336,244	283,631
Other current liabilities	151,319	106,776
Escrows payable	55,344	34,539

Total current liabilities	720,412	663,071

Long-term escrows payable	33,844	7,654
Bonds payable	607,635	—
Other long-term liabilities	9,415	7,077
Long-term income taxes payable	104,941	—
Long-term deferred tax liabilities	48,334	4,597
Long-term deferred revenues	10,404	9,772

Total liabilities	1,534,985	692,171

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,643	10,707
Additional paid-in capital	1,298,842	1,320,993
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(6,919)	(5,247)
Retained earnings	436,797	417,709
Accumulated other comprehensive income	77,618	58,657

Total shareholders’ equity	1,816,981	1,802,819

Total liabilities and shareholders’ equity	$3,351,966	$2,494,990

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Net license fees	$149,051	$123,110	$286,444	$249,004
Services	214,178	171,374	411,128	323,751

Total revenues	363,229	294,484	697,572	572,755
Cost of revenues:
Net license fees	14,485	10,276	25,355	18,252
Services	73,896	66,023	142,727	126,790

Total cost of revenues	88,381	76,299	168,082	145,042

Gross profit	274,848	218,185	529,490	427,713
Operating expenses:
Sales and marketing	143,480	123,123	280,821	240,623
Research and development	54,265	49,344	106,606	93,081
General and administrative	38,641	28,965	72,280	59,328
Legal contingency reserve	—	—	25,700	—
Acquired in-process technology	—	3,300	—	3,300
Restructuring costs	5,471	—	5,471	—

Total operating expenses	241,857	204,732	490,878	396,332

Income from operations	32,991	13,453	38,612	31,381
Interest and other income, net	3,897	3,008	8,026	5,863

Income before provision for income taxes	36,888	16,461	46,638	37,244
Provision for income taxes	(15,282)	(8,512)	(19,450)	(16,958)

Net income	$21,606	$7,949	$27,188	$20,286

Basic net income per ordinary share and ADS	$0.23	$0.09	$0.29	$0.22

Diluted net income per ordinary share and ADS	$0.22	$0.08	$0.28	$0.21

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	95,074	93,310	95,154	92,946

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	96,832	95,083	96,967	95,162

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
	(unaudited)
Operating activities:
Net income	$27,188	$20,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	17,505	15,770
Amortization of other intangible assets	26,871	19,146
Amortization of debt issuance costs	390	—
Stock-based compensation expense	23,862	24,917
Excess tax benefits from stock-based compensation	—	(2,422)
Acquired in-process research and development	—	3,300
Deferred income taxes	(4,375)	(5,789)
Changes in operating assets and liabilities:
Accounts receivable, net	12,199	45,546
Prepaid and other current assets	(11,560)	6,654
Deposits and other assets	6,462	6,282
Accounts payable	4,828	2,499
Accrued payroll and related expenses	(14,451)	(21,645)
Income taxes payable	18,279	16,937
Deferred revenues	42,942	45,860
Other liabilities	24,194	(1,953)
Short-term investments classified as trading	(940)	(390)

Net cash provided by operating activities	173,394	174,998

Investing activities:
Purchases of property and equipment	(16,881)	(22,807)
Business acquisitions, net of acquired cash	(306,596)	(55,482)
Transfer of cash to restricted cash accounts	(41,085)	(13,766)
Increase in escrows payable	49,429	12,099
Payments on escrows payable	(2,723)	—

Net cash used in investing activities	(317,856)	(79,956)

Financing activities:
Proceeds from issuance of bonds, net of issuance costs	592,702	—
Proceeds from issuance of shares	33,862	25,361
Purchase of treasury shares	(79,884)	—
Excess tax benefits from stock-based compensation	—	2,422

Net cash provided by financing activities	546,680	27,783

Effect of foreign exchange rate changes on cash and cash equivalents	13,352	13,888

Net increase in cash and cash equivalents	415,570	136,713
Cash and cash equivalents, beginning of the period	506,792	332,777

Cash and cash equivalents, end of the period	$922,362	$469,490

BUSINESS OBJECTS S.A.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in millions, except per ordinary share and ADS data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

GAAP Cost of Revenues	$88.4	$76.3	$168.1	$145.1

Amortization of intangible assets
in cost of net licence fees	(11.1)	(7.4)	(19.8)	(13.4)
in cost of services	(3.1)	(2.9)	(5.8)	(5.4)

Total	(14.2)	(10.3)	(25.6)	(18.8)
Stock-based compensation
in cost of services	(1.4)	(1.5)	(2.7)	(2.8)

Total	(1.4)	(1.5)	(2.7)	(2.8)

Non-GAAP Cost of Revenues	72.8	64.5	139.8	123.5

GAAP Gross Profit	274.8	218.2	529.5	427.7

% of total revenues	76%	74%	76%	75%
Amortization of intangible assets	14.2	10.3	25.6	18.8
Stock-based compensation	1.4	1.5	2.7	2.8

Non-GAAP Gross Profit	290.4	230.0	557.8	449.3

% of total revenues	80%	78%	80%	78%

GAAP Operating Expenses	241.8	204.7	490.9	396.3

Amortization of intangible assets and in-process R&D
in sales and marketing expenses	(0.5)	(0.4)	(1.1)	(0.7)
in research and development expenses	(0.1)	(3.3)	(0.2)	(3.3)
Total	(0.6)	(3.7)	(1.3)	(4.0)
Stock-based compensation
in sales and marketing expenses	(4.6)	(3.7)	(9.0)	(7.2)
in research and development expenses	(1.3)	(1.8)	(2.7)	(3.7)
in general and administrative expenses	(5.0)	(4.5)	(9.4)	(11.2)

Total	(10.9)	(10.0)	(21.1)	(22.1)
Legal contingency reserve	0.0	0.0	(25.7)	0.0
Restructuring	(5.5)	0.0	(5.5)	0.0

Non-GAAP Operating Expenses	224.8	191.0	437.3	370.2

GAAP Income from Operations	33.0	13.5	38.6	31.4

% of total revenues	9%	5%	6%	5%
Total amortization of intangibles and in-process R&D	14.8	14.0	26.9	22.8
Total stock based compensation	12.3	11.5	23.8	24.9
Legal contingency reserve	0.0	0.0	25.7	0.0
Restructuring	5.5	0.0	5.5	0.0

Non-GAAP Income from Operations	65.6	39.0	120.5	79.1

% of total revenues	18%	13%	17%	14%

GAAP Net Income	21.6	7.9	27.2	20.3

Total amortization of intangibles and in-process R&D	14.8	14.0	26.9	22.8
Total stock based compensation	12.3	11.5	23.8	24.9
Legal contingency reserve	0.0	0.0	25.7	0.0
Restructuring	5.5	0.0	5.5	0.0
Tax effect of the above adjustments	(7.6)	(4.3)	(22.5)	(8.0)

Non-GAAP Net Income	46.6	29.1	86.6	60.0

Basic net income per ordinary share and ADS
GAAP	$0.23	$0.09	$0.29	$0.22
Non-GAAP	$0.49	$0.31	$0.91	$0.65

Diluted net income per ordinary share and ADS
GAAP	$0.22	$0.08	$0.28	$0.21
Non-GAAP	$0.48	$0.31	$0.89	$0.63

BUSINESS OBJECTS S.A.
Q2 FISCAL 2007 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2

SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$125.9	$123.1	$131.6	$179.6	$560.2	$137.4	$149.1
Maintenance	108.6	123.5	128.5	136.9	497.5	143.8	152.3
Consulting and training	43.8	47.9	50.3	54.1	196.1	53.1	61.8

Total revenues	278.3	294.5	310.4	370.6	1,253.8	334.3	363.2

Total expenses
Cost of net license fees	2.0	2.9	3.3	3.0	10.9	2.1	3.4
Cost of services	56.9	61.6	63.8	65.5	247.9	64.7	69.4
Sales and marketing	113.6	119.0	116.9	139.1	488.6	132.5	138.4
Research and development	41.9	47.5	48.4	49.8	187.8	50.8	52.8
General and administrative	23.7	24.5	25.0	29.3	102.4	29.2	33.6
Amortization of intangible assets (1)	8.9	14.0	10.6	15.8	49.4	12.1	14.8
Stock-based compensation (2)	13.4	11.5	12.9	11.2	49.0	11.6	12.3
Legal contingency reserve	—	—	—	—	—	25.7	—
Restructuring costs	—	—	—	—	—	—	5.5

Total expenses	260.4	281.0	280.9	313.7	1,136.0	328.7	330.2

Income from operations	17.9	13.5	29.5	56.9	117.8	5.6	33.0

Interest and other income, net	2.9	3.0	4.7	3.2	13.8	4.2	3.9
Income before provision for income taxes	20.8	16.5	34.2	60.1	131.6	9.8	36.9
Provision for income taxes	(8.5)	(8.6)	(14.6)	(24.6)	(56.2)	(4.2)	(15.3)
Effective tax rate	41%	52%	43%	41%	43%	43%	41%

Net income	12.3	7.9	19.6	35.5	75.4	5.6	21.6

Net income per ordinary share and ADS
Basic	0.13	0.09	0.21	0.37	0.81	0.06	0.23
Diluted	0.13	0.08	0.21	0.37	0.79	0.06	0.22
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	92,552	93,310	93,685	94,745	93,552	95,235	95,074
Diluted	95,333	95,083	94,976	96,776	95,368	97,094	96,832

Amortization of intangible assets
Cost of net license fees	6.0	7.4	7.5	9.0	30.1	8.8	11.1
Cost of services	2.5	2.9	2.3	2.8	10.5	2.7	3.1
Sales and marketing	0.4	0.4	0.4	0.5	1.6	0.5	0.5
Research and development (1)	—	3.3	0.4	3.5	7.2	0.1	0.1

Total	8.9	14.0	10.6	15.8	49.4	12.1	14.8

Stock-based compensation (2)
Cost of services	1.4	1.5	1.5	1.4	5.7	1.4	1.4
Sales and marketing	3.5	3.7	4.2	4.0	15.4	4.4	4.6
Research and development	1.8	1.8	1.8	1.7	7.1	1.4	1.3
General and administrative	6.7	4.5	5.4	4.1	20.8	4.4	5.0

Total	13.4	11.5	12.9	11.2	49.0	11.6	12.3

Non-GAAP income from operations (3)	40.2	39.0	53.0	83.9	216.2	55.0	65.6

% of total revenues	14%	13%	17%	23%	17%	16%	18%
Interest and other income, net	2.9	3.0	4.7	3.2	13.8	4.2	3.9
Income before provision for income taxes	43.1	42.0	57.7	87.1	230.0	59.2	69.5
Provision for income taxes	(12.0)	(12.9)	(19.2)	(29.4)	(73.5)	(19.0)	(22.9)
Effective tax rate	28%	31%	33%	34%	32%	32%	33%

Non-GAAP net income	31.1	29.1	38.5	57.7	156.5	40.2	46.6

% of total revenues	11%	10%	12%	16%	12%	12%	13%
Non-GAAP net income per ordinary share and ADS
Basic	0.34	0.31	0.41	0.61	1.67	0.42	0.49
Diluted	0.33	0.31	0.41	0.60	1.64	0.41	0.48

(1)	Includes acquired in-process research and development related to acquisitions

(2)	Represents stock-based compensation expense recorded in accordance with FAS 123R.

(3)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, stock-based compensation expense, restructuring, and legal contingency reserve.

BUSINESS OBJECTS S.A.
Q2 FISCAL 2007 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2

REVENUE ANALYSIS

Total revenues by geography
Americas	$147.2	$167.7	$175.1	$197.7	$687.7	$172.8	$188.7
EMEA	112.0	106.8	112.7	147.5	479.0	137.2	147.1
Asia Pacific, including Japan	19.1	20.0	22.6	25.4	87.1	24.3	27.4

Total	$278.3	$294.5	$310.4	$370.6	$1,253.8	$334.3	$363.2

Analysis of currency impact (year-over-year)
Reported revenue growth rate	12%	12%	19%	22%	16%	20%	23%
Constant currency growth rate	17%	12%	16%	16%	16%	14%	19%

Impact of foreign currency on growth rate	-5%	0%	3%	6%	0%	6%	4%

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2

LICENSE REVENUE ANALYSIS

License revenues by channel(4)

Direct	54%	48%	52%	57%	54%	54%	55%
Indirect	46%	52%	48%	43%	46%	46%	45%

Total	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	9	4	9	13	35	12	6
$200 thousand to $999 thousand	104	113	107	157	481	121	154

	Fiscal 2006				Fiscal 2007
	Q1	Q2	Q3	Q4	Q1	Q2

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$474	$532	$548	$567	$687	$1,024
DSO (Days sales outstanding)	80	73	73	81	83	88

HEADCOUNT

Total headcount	4,484	4,977	5,141	5,208	5,428	6,138

(4)	The Q1 '07 direct and indirect percentages were amended in July '07.